Exhibit 99.1

Press Release
Las Vegas Sands Reports
Second Quarter 2018 Results

For the Quarter Ended June 30, 2018
(Compared to the Quarter Ended June 30, 2017)

- Consolidated Net Revenue Increased 6.2% to $3.30 Billion
- Net Income Increased 5.8% to $676 Million; Hold-Normalized Adjusted Net Income Increased 21.3% to $597 Million
- GAAP Earnings per Diluted Share Increased 1.4% to $0.70; Adjusted Earnings per Diluted Share Increased 1.4% to $0.74; Hold-Normalized Adjusted Earnings per Diluted Share Increased 22.6% to $0.76
- Consolidated Adjusted Property EBITDA Increased 1.4% to $1.23 Billion, While Hold-Normalized Adjusted Property EBITDA Increased 11.6% to $1.23 Billion
- In Macao, Adjusted Property EBITDA Increased 25.0% to $750 Million, While Hold-Normalized Adjusted Property EBITDA Increased 22.3% to $730 Million
- At Marina Bay Sands in Singapore, Adjusted Property EBITDA was $368 Million
- At Our Las Vegas Operating Properties, Adjusted Property EBITDA Decreased 2.5% to $77 Million, While Hold-Normalized Adjusted Property EBITDA Increased 23.3% to $106 Million
- The Company Paid Quarterly Dividends of $0.75 per Share
- The Company Repurchased $100 Million of Common Stock

Las Vegas, NV (July 25, 2018) - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended June 30, 2018.

Second Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “We are pleased to have delivered strong financial results in the quarter, led by robust growth in Macao, where every property in our portfolio delivered growth and adjusted property EBITDA reached $750 million, an increase of 25% compared to the second quarter of 2017. While lower Rolling Chip volume and win percentage compared to the year ago quarter impacted our results at Marina Bay Sands in Singapore, the power of our unique convention-based Integrated Resort business model remains evident in our financial performance, with Singapore delivering $368 million of adjusted property EBITDA and Las Vegas performing well despite lower than expected hold on table games play. We also continue to invest in growth initiatives in each of our markets while returning excess capital to shareholders through dividends and share repurchases.”

The company paid a recurring quarterly dividend of $0.75 per common share during the quarter. The company announced that its next quarterly dividend of $0.75 per common share will be paid on September 27, 2018, to Las Vegas Sands shareholders of record on September 19, 2018. In addition, the company repurchased $100 million of common stock (1.3 million shares at a weighted average price of $79.76) during the quarter ended June 30, 2018.

Company-Wide Operating Results

Net revenue for the second quarter of 2018 increased 6.2% to $3.30 billion, compared to $3.11 billion in the second quarter of 2017. Net income increased 5.8% to $676 million in the second quarter of 2018, compared to $639 million in the year-ago quarter.

Effective January 1, 2018, the Company adopted the new revenue recognition standard on a full retrospective basis. The adoption of this standard did not have a material impact on the Company's financial condition or net income. All 2017 financial results have been revised to conform to the current presentation.

On a GAAP (accounting principles generally accepted in the United States of America) basis, operating income in the second quarter of 2018 decreased 2.4% to $797 million, compared to $817 million in the second quarter of 2017. The decrease in operating income was primarily due to softer rolling volume and win percentage in Singapore and a $92 million write-off of costs related to the tower adjacent to the Four Seasons Macao. These items were offset by stronger operating performance in our Macao business due to an 18% increase in revenues and the impact of a change in our depreciable lives during the third quarter of 2017, as discussed further below. Consolidated adjusted property EBITDA (a non-GAAP measure) of $1.23 billion increased 1.4% in the second quarter of 2018, compared to the year-ago quarter. On a hold-normalized basis, consolidated adjusted property EBITDA increased 11.6% to $1.23 billion in the second quarter of 2018.

On a GAAP basis, net income attributable to Las Vegas Sands in the second quarter of 2018 increased 1.8% to $556 million, compared to $546 million in the second quarter of 2017, while diluted earnings per share in the second quarter of 2018 of $0.70 represented an increase of 1.4% compared to the prior-year quarter. In addition to the factors described above, the increase in net income attributable to Las Vegas Sands reflected increases in other income (expense), partially offset by the increase in net income attributable to noncontrolling interests.

Adjusted net income attributable to Las Vegas Sands (a non-GAAP measure) increased 1.9% to $588 million, or $0.74 per diluted share, compared to $577 million, or $0.73 per diluted share, in the second quarter of 2017. Hold-normalized adjusted earnings per diluted share increased 22.6% to $0.76.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. (SCL) increased 18% to $2.11 billion in the second quarter of 2018, compared to $1.79 billion in the second quarter of 2017. Net income for SCL increased 30% to $427 million in the second quarter of 2018, compared to $328 million in the second quarter of 2017.

Other Factors Affecting Earnings

Depreciation and amortization expense was $274 million in the second quarter of 2018, compared to $327 million in the second quarter of 2017. This decrease was driven primarily by a change in the estimated useful lives of our buildings, building improvements and land improvements accounted for as a change in accounting estimate beginning on July 1, 2017, and resulted in a reduction of depreciation and amortization expense and an increase in operating income of $64 million, and an increase of net income attributable to Las Vegas Sands of $47 million, or earnings per share of $0.06 on a basic and diluted basis, in the second quarter of 2018.

Interest expense, net of amounts capitalized, was $93 million for the second quarter of 2018, compared to $79 million in the prior-year quarter. Our weighted average borrowing cost in the second quarter of 2018 was approximately 3.5%, compared to 3.0% during the second quarter of 2017.

Other income, which was comprised primarily of foreign currency gains due to an appreciation of the U.S. dollar versus the Singapore dollar during the period, was $44 million for the second quarter of 2018, compared to other expense of $25 million in the second quarter of 2017.

Our effective income tax rate for the second quarter of 2018 was 10.7% compared to 10.9% in the prior-year quarter. The tax rate for the second quarter of 2018 is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate and a provision for our domestic earnings at the 21% corporate income tax rate based on the Tax Cuts and Jobs Act (the "Act"). The Act creates complexity that will likely require implementation guidance from the Internal Revenue Service and could impact our tax return filing positions, which may impact the estimates and assumptions utilized in our initial analysis.

The net income attributable to noncontrolling interests during the second quarter of 2018 of $120 million was principally related to SCL.

Balance Sheet Items

Unrestricted cash balances as of June 30, 2018 were $4.35 billion.

As of June 30, 2018, total debt outstanding, including the current portion and net of deferred financing costs (excluding those costs related to our revolving facilities) and original issue discount, was $11.32 billion.

Capital Expenditures

Capital expenditures during the second quarter totaled $178 million, including construction, development and maintenance activities of $95 million in Macao, $37 million in Las Vegas, $37 million at Marina Bay Sands and $9 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company’s results on Wednesday, July 25, 2018 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, fluctuations in currency exchange rates and interest rates, government regulation, tax law changes and the impact of U.S. tax reform, legalization of gaming, natural or man-made disasters, terrorist acts or war, outbreaks of infectious diseases, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

About Las Vegas Sands Corp.

Las Vegas Sands Corp. (NYSE: LVS) is the world’s pre-eminent developer and operator of world-class Integrated Resorts that feature luxury hotels; best-in-class gaming; retail; dining and entertainment; Meetings, Incentives, Convention and Exhibition (MICE) facilities; and many other leisure and business amenities. We pioneered the MICE-driven Integrated Resort, a unique, industry-leading and extremely successful model that serves both the leisure and business tourism markets.

Our properties include The Venetian and The Palazzo resorts and Sands Expo in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for 50,000 team members worldwide, driving impact through its Sands Cares corporate giving program and leading innovation with the company’s award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Second Quarter 2018 Results
Non-GAAP Measures

Within the company’s second quarter 2018 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income, which is a non-GAAP financial measure, excludes certain non-recurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal of assets, loss on modification or early retirement of debt and other income or expense, attributable to Las Vegas Sands, net of income tax and an adjustment for a nonrecurring non-cash benefit due to U.S. tax reform enacted in 2017. Adjusted net income and adjusted earnings per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.15% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.0% to 3.3% for our Macao properties, applying a Rolling Chip win percentage of 2.85% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 2.7% to 3.0% for our Singapore property, and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. No hold adjustments are made for Sands Bethlehem. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid to third parties on the incremental win, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income and hold-normalized adjusted earnings per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income and adjusted earnings per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Casino	$2,346	$2,243	$4,945	$4,400
Rooms	418	367	863	765
Food and beverage	219	195	447	407
Mall	164	159	320	316
Convention, retail and other	156	145	307	288
Net revenues	3,303	3,109	6,882	6,176
Operating expenses:
Resort operations	2,081	1,905	4,164	3,827
Corporate	33	42	89	84
Pre-opening	2	4	3	6
Development	2	2	5	5
Depreciation and amortization	274	327	538	648
Amortization of leasehold interests in land	9	9	18	19
Loss on disposal or impairment of assets	105	3	110	6
	2,506	2,292	4,927	4,595
Operating income	797	817	1,955	1,581
Other income (expense):
Interest income	9	4	14	7
Interest expense, net of amounts capitalized	(93)	(79)	(182)	(157)
Other income (expense)	44	(25)	18	(61)
Loss on modification or early retirement of debt	—	—	(3)	(5)
Income before income taxes	757	717	1,802	1,365
Income tax (expense) benefit	(81)	(78)	490	(147)
Net income	676	639	2,292	1,218
Net income attributable to noncontrolling interests	(120)	(93)	(280)	(191)
Net income attributable to Las Vegas Sands Corp.	$556	$546	$2,012	$1,027

Earnings per share:
Basic	$0.70	$0.69	$2.55	$1.30
Diluted	$0.70	$0.69	$2.55	$1.29

Weighted average shares outstanding:
Basic	789	792	789	793
Diluted	790	792	790	794

Dividends declared per common share	$0.75	$0.73	$1.50	$1.46
____________________
Note: The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net Revenues
The Venetian Macao	$830	$674	$1,698	$1,400
Sands Cotai Central	509	439	1,058	898
The Parisian Macao	371	353	730	663
The Plaza Macao and Four Seasons Hotel Macao	186	135	377	273
Sands Macao	180	156	334	334
Ferry Operations and Other	42	41	81	79
Macao Operations	2,118	1,798	4,278	3,647

Marina Bay Sands	705	834	1,577	1,524
Las Vegas Operating Properties	402	392	879	837
Sands Bethlehem	136	143	270	282
Intersegment Eliminations	(58)	(58)	(122)	(114)
	$3,303	$3,109	$6,882	$6,176

Adjusted Property EBITDA
The Venetian Macao	$331	$256	$679	$545
Sands Cotai Central	176	134	377	277
The Parisian Macao	114	106	230	188
The Plaza Macao and Four Seasons Hotel Macao	72	60	145	111
Sands Macao	52	39	99	93
Ferry Operations and Other	5	5	9	12
Macao Operations	750	600	1,539	1,226

Marina Bay Sands	368	492	909	856
Las Vegas Operating Properties	77	79	218	201
Sands Bethlehem	30	37	59	73
	$1,225	$1,208	$2,725	$2,356

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	39.9%	38.0%	40.0%	38.9%
Sands Cotai Central	34.6%	30.5%	35.6%	30.8%
The Parisian Macao	30.7%	30.0%	31.5%	28.4%
The Plaza Macao and Four Seasons Hotel Macao	38.7%	44.4%	38.5%	40.7%
Sands Macao	28.9%	25.0%	29.6%	27.8%
Ferry Operations and Other	11.9%	12.2%	11.1%	15.2%
Macao Operations	35.4%	33.4%	36.0%	33.6%

Marina Bay Sands	52.2%	59.0%	57.6%	56.2%
Las Vegas Operating Properties	19.2%	20.2%	24.8%	24.0%
Sands Bethlehem	22.1%	25.9%	21.9%	25.9%

Total	37.1%	38.9%	39.6%	38.1%
____________________
Note: The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$676	$639	$2,292	$1,218
Add (deduct):
Income tax expense (benefit)	81	78	(490)	147
Loss on modification or early retirement of debt	—	—	3	5
Other (income) expense	(44)	25	(18)	61
Interest expense, net of amounts capitalized	93	79	182	157
Interest income	(9)	(4)	(14)	(7)
Loss on disposal or impairment of assets	105	3	110	6
Amortization of leasehold interests in land	9	9	18	19
Depreciation and amortization	274	327	538	648
Development expense	2	2	5	5
Pre-opening expense	2	4	3	6
Stock-based compensation (1)	3	4	7	7
Corporate expense	33	42	89	84
Consolidated Adjusted Property EBITDA	$1,225	$1,208	$2,725	$2,356

Hold-normalized casino revenue (2)	(7)	(139)
Hold-normalized casino expense (2)	16	37
Consolidated Hold-Normalized Adjusted Property EBITDA	$1,234	$1,106
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
During the three months ended June 30, 2018 and 2017, the company recorded stock-based compensation expense of $7 million and $8 million, respectively, of which $4 million is included in corporate expense on the company's condensed consolidated statements of operations. During the six months ended June 30, 2018 and 2017, the company recorded stock-based compensation expense of $16 million and $18 million, respectively, of which $9 million and $11 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended June 30, 2018

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$750	$(43)	$23	$730
Marina Bay Sands	368	—	—	368
United States:
Las Vegas Operating Properties	77	36	(7)	106
Sands Bethlehem	30	—	—	30
	$1,225	$(7)	$16	$1,234

	Three Months Ended June 30, 2017

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$600	$(14)	$11	$597
Marina Bay Sands	492	(134)	28	386
United States:
Las Vegas Operating Properties	79	9	(2)	86
Sands Bethlehem	37	—	—	37
	$1,208	$(139)	$37	$1,106
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the company’s current period win percentage equaled 3.15% for Macao Operations and 2.85% for Marina Bay Sands. This calculation will only be applied if the current period win percentage is outside the expected range of 3.0% to 3.3% for Macao Operations and 2.7% to 3.0% for Marina Bay Sands.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the company’s current period win percentage equaled 22.0% for Baccarat and 20.0% for non-Baccarat. This calculation will only be applied if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 18.0% to 26.0% and 16.0% to 24.0%, respectively.

For Sands Bethlehem, no adjustments have been made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)	Represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Net Income and Hold-Normalized Adjusted Net Income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income attributable to Las Vegas Sands Corp.	$556	$546	$2,012	$1,027

Pre-opening expense	2	4	3	6
Development expense	2	2	5	5
Loss on disposal or impairment of assets	105	3	110	6
Other (income) expense	(44)	25	(18)	61
Loss on modification or early retirement of debt	—	—	3	5
Nonrecurring non-cash income tax benefit of U.S. tax reform (1)	—	—	(670)	—
Income tax impact on net income adjustments (2)	(5)	—	(6)	—
Noncontrolling interest impact on net income adjustments	(28)	(3)	(30)	(5)
Adjusted net income	$588	$577	$1,409	$1,105

Hold-normalized casino revenue (3)	(7)	(139)
Hold-normalized casino expense (3)	16	37
Income tax impact on hold adjustments (2)	(6)	16
Noncontrolling interest impact on hold adjustments	6	1
Hold-normalized adjusted net income	$597	$492

The following is a reconciliation of Diluted Earnings per Share to Adjusted Earnings per Diluted Share and Hold-Normalized Adjusted Earnings per Diluted Share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.70	$0.69	$2.55	$1.29

Pre-opening expense	—	0.01	—	0.01
Development expense	—	—	0.01	0.01
Loss on disposal or impairment of assets	0.13	—	0.14	0.01
Other (income) expense	(0.05)	0.03	(0.02)	0.07
Loss on modification or early retirement of debt	—	—	—	0.01
Nonrecurring non-cash income tax benefit of U.S. tax reform	—	—	(0.85)	—
Income tax impact on net income adjustments	(0.01)	—	(0.01)	—
Noncontrolling interest impact on net income adjustments	(0.03)	—	(0.04)	(0.01)
Adjusted earnings per diluted share	$0.74	$0.73	$1.78	$1.39

Hold-normalized casino revenue	(0.01)	(0.18)
Hold-normalized casino expense	0.02	0.05
Income tax impact on hold adjustments	—	0.02
Noncontrolling interest impact on hold adjustments	0.01	—
Hold-normalized adjusted earnings per diluted share	$0.76	$0.62

Weighted average diluted shares outstanding	790	792	790	794
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
Adjustment reflects the impact of the Tax Cuts and Jobs Act enacted in the U.S. in December 2017 (the "Act" or "tax reform") on the valuation allowance related to certain of the company's tax attributes. This adjustment includes estimates and assumptions based on the company's initial analysis of the Act in applying it to the 2018 income tax provision and may be adjusted in future periods as required. The Act creates complexity and will require implementation guidance from the Internal Revenue Service and could impact the company's tax return filing positions, which may impact the estimates and assumptions utilized in the initial analysis.

(2)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

(3)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$14,594	$12,096	$15,322	$12,947
Slot machine win per unit per day (2)	$229	$232	$248	$245
Average number of table games	598	565	597	558
Average number of slot machines	1,774	1,694	1,777	1,596

Sands Cotai Central:
Table games win per unit per day (1)	$11,387	$10,167	$11,946	$10,296
Slot machine win per unit per day (2)	$299	$276	$303	$303
Average number of table games	412	398	409	401
Average number of slot machines	1,866	1,797	1,851	1,689

The Parisian Macao:
Table games win per unit per day (1)	$12,148	$9,702	$11,377	$8,955
Slot machine win per unit per day (2)	$223	$222	$229	$235
Average number of table games	340	382	351	383
Average number of slot machines	1,380	1,523	1,364	1,532

The Plaza Macao and Four Seasons Hotel Macao:
Table games win per unit per day (1)	$17,439	$13,073	$18,328	$13,774
Slot machine win per unit per day (2)	$575	$394	$537	$488
Average number of table games	117	100	115	101
Average number of slot machines	202	202	203	164

Sands Macao:
Table games win per unit per day (1)	$9,801	$8,461	$8,975	$8,852
Slot machine win per unit per day (2)	$256	$229	$244	$252
Average number of table games	207	201	203	204
Average number of slot machines	906	946	928	878

Marina Bay Sands:
Table games win per unit per day (1)	$8,897	$12,433	$10,372	$11,057
Slot machine win per unit per day (2)	$807	$656	$798	$654
Average number of table games	544	565	559	574
Average number of slot machines	2,275	2,480	2,337	2,489

Las Vegas Operating Properties:
Table games win per unit per day (1)	$1,291	$2,655	$3,299	$3,398
Slot machine win per unit per day (2)	$367	$300	$352	$287
Average number of table games	224	238	231	245
Average number of slot machines	1,722	1,946	1,710	1,971

Sands Bethlehem:
Table games win per unit per day (1)	$3,110	$3,564	$3,177	$3,483
Slot machine win per unit per day (2)	$269	$272	$269	$272
Average number of table games	181	177	178	177
Average number of slot machines	3,271	3,155	3,226	3,157
____________________

(1)
Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(2)
Slot machine win per unit per day is shown before deferring revenue associated with the company's loyalty programs and allocating revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	June 30,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$677	$538	$139	25.8%
Rooms	52	40	12	30.0%
Food and Beverage	18	17	1	5.9%
Mall	56	55	1	1.8%
Convention, Retail and Other	27	24	3	12.5%
Net Revenues	$830	$674	$156	23.1%

Adjusted Property EBITDA	$331	$256	$75	29.3%
EBITDA Margin %	39.9%	38.0%		1.9	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,464	$5,172	$2,292	44.3%
Rolling Chip Win %(1)	3.10%	3.61%		(0.51	)pts

Non-Rolling Chip Drop	$2,245	$1,695	$550	32.4%
Non-Rolling Chip Win %	25.1%	25.7%		(0.6	)pts

Slot Handle	$819	$681	$138	20.3%
Slot Hold %	4.5%	5.3%		(0.8	)pts

Hotel Statistics

Occupancy %	95.6%	93.3%		2.3	pts
Average Daily Rate (ADR)	$217	$202	$15	7.4%
Revenue per Available Room (RevPAR)	$208	$189	$19	10.1%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts and commissions).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Cotai Central	June 30,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$386	$331	$55	16.6%
Rooms	78	64	14	21.9%
Food and Beverage	23	24	(1)	(4.2)%
Mall	15	14	1	7.1%
Convention, Retail and Other	7	6	1	16.7%
Net Revenues	$509	$439	$70	15.9%

Adjusted Property EBITDA	$176	$134	$42	31.3%
EBITDA Margin %	34.6%	30.5%		4.1	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,592	$2,522	$70	2.8%
Rolling Chip Win %(1)	3.24%	3.15%		0.09	pts

Non-Rolling Chip Drop	$1,635	$1,367	$268	19.6%
Non-Rolling Chip Win %	21.0%	21.1%		(0.1	)pts

Slot Handle	$1,236	$1,139	$97	8.5%
Slot Hold %	4.1%	4.0%		0.1	pts

Hotel Statistics

Occupancy %	93.0%	81.4%		11.6	pts
Average Daily Rate (ADR)	$150	$141	$9	6.4%
Revenue per Available Room (RevPAR)	$140	$114	$26	22.8%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts and commissions).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	June 30,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$308	$285	$23	8.1%
Rooms	28	31	(3)	(9.7)%
Food and Beverage	16	15	1	6.7%
Mall	15	17	(2)	(11.8)%
Convention, Retail and Other	4	5	(1)	(20.0)%
Net Revenues	$371	$353	$18	5.1%

Adjusted Property EBITDA	$114	$106	$8	7.5%
EBITDA Margin %	30.7%	30.0%		0.7	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,479	$3,760	$719	19.1%
Rolling Chip Win %(1)	3.76%	3.89%		(0.13	)pts

Non-Rolling Chip Drop	$1,057	$973	$84	8.6%
Non-Rolling Chip Win %	19.6%	19.7%		(0.1	)pts

Slot Handle	$1,173	$935	$238	25.5%
Slot Hold %	2.4%	3.3%		(0.9	)pts

Hotel Statistics

Occupancy %	96.4%	88.0%		8.4	pts
Average Daily Rate (ADR)	$149	$137	$12	8.8%
Revenue per Available Room (RevPAR)	$143	$120	$23	19.2%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts and commissions).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Hotel Macao	June 30,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$136	$88	$48	54.5%
Rooms	10	8	2	25.0%
Food and Beverage	7	6	1	16.7%
Mall	33	32	1	3.1%
Convention, Retail and Other	—	1	(1)	(100.0)%
Net Revenues	$186	$135	$51	37.8%

Adjusted Property EBITDA	$72	$60	$12	20.0%
EBITDA Margin %	38.7%	44.4%		(5.7	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,649	$2,417	$232	9.6%
Rolling Chip Win %(1)	3.75%	1.97%		1.78	pts

Non-Rolling Chip Drop	$318	$295	$23	7.8%
Non-Rolling Chip Win %	27.0%	24.3%		2.7	pts

Slot Handle	$135	$97	$38	39.2%
Slot Hold %	7.8%	7.5%		0.3	pts

Hotel Statistics

Occupancy %	86.8%	81.3%		5.5	pts
Average Daily Rate (ADR)	$310	$347	$(37)	(10.7)%
Revenue per Available Room (RevPAR)	$269	$282	$(13)	(4.6)%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts and commissions).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	June 30,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$166	$144	$22	15.3%
Rooms	4	5	(1)	(20.0)%
Food and Beverage	7	6	1	16.7%
Mall	2	—	2	N.M.
Convention, Retail and Other	1	1	—	—
Net Revenues	$180	$156	$24	15.4%

Adjusted Property EBITDA	$52	$39	$13	33.3%
EBITDA Margin %	28.9%	25.0%		3.9	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,374	$968	$406	41.9%
Rolling Chip Win %(1)	4.48%	3.80%		0.68	pts

Non-Rolling Chip Drop	$659	$626	$33	5.3%
Non-Rolling Chip Win %	18.6%	18.8%		(0.2	)pts

Slot Handle	$641	$614	$27	4.4%
Slot Hold %	3.3%	3.2%		0.1	pts

Hotel Statistics

Occupancy %	99.0%	98.5%		0.5	pts
Average Daily Rate (ADR)	$159	$191	$(32)	(16.8)%
Revenue per Available Room (RevPAR)	$158	$188	$(30)	(16.0)%
____________________

N.M.	Not Meaningful
Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts and commissions).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	June 30,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$494	$651	$(157)	(24.1)%
Rooms	93	80	13	16.3%
Food and Beverage	51	41	10	24.4%
Mall	42	40	2	5.0%
Convention, Retail and Other	25	22	3	13.6%
Net Revenues	$705	$834	$(129)	(15.5)%

Adjusted Property EBITDA	$368	$492	$(124)	(25.2)%
EBITDA Margin %	52.2%	59.0%		(6.8	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,870	$8,709	$(2,839)	(32.6)%
Rolling Chip Win %(1)	2.84%	4.42%		(1.58	)pts

Non-Rolling Chip Drop(2)	$1,337	$1,267	$70	5.5%
Non-Rolling Chip Win %(2)	20.5%	20.1%		0.4	pts

Slot Handle	$3,619	$3,403	$216	6.3%
Slot Hold %	4.6%	4.3%		0.3	pts

Hotel Statistics

Occupancy %	96.9%	94.3%		2.6	pts
Average Daily Rate (ADR)	$418	$396	$22	5.6%
Revenue per Available Room (RevPAR)	$405	$374	$31	8.3%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)	As of Q1 2018, Non-Rolling Chip drop at MBS includes chips purchased and exchanged at the cage. Prior period amounts have been updated to conform to current presentation.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties	June 30,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$60	$81	$(21)	(25.9)%
Rooms	149	135	14	10.4%
Food and Beverage	91	79	12	15.2%
Convention, Retail and Other	102	97	5	5.2%
Net Revenues	$402	$392	$10	2.6%

Adjusted Property EBITDA	$77	$79	$(2)	(2.5)%
EBITDA Margin %	19.2%	20.2%		(1.0	)pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$342	$352	$(10)	(2.8)%
Table Games Win %(1)	7.7%	16.3%		(8.6	)pts

Slot Handle	$683	$606	$77	12.7%
Slot Hold %	8.4%	8.8%		(0.4	)pts

Hotel Statistics

Occupancy %	97.3%	92.7%		4.6	pts
Average Daily Rate (ADR)	$241	$232	$9	3.9%
Revenue per Available Room (RevPAR)	$235	$215	$20	9.3%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Bethlehem	June 30,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$119	$125	$(6)	(4.8)%
Rooms	4	4	—	—
Food and Beverage	6	7	(1)	(14.3)%
Mall	1	1	—	—
Convention, Retail and Other	6	6	—	—
Net Revenues	$136	$143	$(7)	(4.9)%

Adjusted Property EBITDA	$30	$37	$(7)	(18.9)%
EBITDA Margin %	22.1%	25.9%		(3.8	)pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$290	$276	$14	5.1%
Table Games Win %	17.7%	20.8%		(3.1	)pts

Slot Handle	$1,224	$1,179	$45	3.8%
Slot Hold %	6.5%	6.6%		(0.1	)pts

Hotel Statistics

Occupancy %	94.4%	93.9%		0.5	pts
Average Daily Rate (ADR)	$163	$162	$1	0.6%
Revenue per Available Room (RevPAR)	$154	$152	$2	1.3%
____________________
Note: The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended June 30, 2018					TTM June 30, 2018
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$56	$51	91.1%	786,652	91.4%	$1,656

Shoppes at Four Seasons
Luxury Retail	22	21	95.5%	142,562	100.0%	5,540
Other Stores	11	10	90.9%	115,702	97.4%	1,782
Total	33	31	93.9%	258,264	98.8%	4,078

Shoppes at Cotai Central(3)	15	13	86.7%	517,238	90.9%	849

Shoppes at Parisian	15	12	80.0%	295,896	90.7%	649

Total Cotai Strip in Macao	119	107	89.9%	1,858,050	92.2%	1,670

The Shoppes at Marina Bay Sands	42	37	88.1%	609,142	94.1%	1,773

Total	$161	$144	89.4%	2,467,192	92.6%	$1,696
____________________

Note:	This table excludes the results of our mall operations at Sands Macao and Sands Bethlehem.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)
The Shoppes at Cotai Central will feature up to an estimated 600,000 square feet of gross leasable area at completion of all phases of Sands Cotai Central's renovation, rebranding and expansion to The Londoner Macao.